UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2008

Aastrom Biosciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(734) 930-5555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2008, Aastrom Biosciences, Inc. (the "Company") entered into an Amendment to Employment Agreement (the "Amendment") with Gerald D. Brennan, Jr., an employee of the Company and its former Vice President, Administrative & Financial Operations and Chief Financial Officer. The Amendment provides that Mr. Brennan’s employment will terminate on July 15, 2008 (the "Termination Date") and that, from February 11, 2008 until the Termination Date, he will provide services as reasonably requested by the Chief Executive Officer, including but not limited to the transitioning of activities previously performed by him. The Amendment also provides that, for the two and a half months following the Termination Date (the "Consulting Period"), Mr. Brennan will serve in a consulting role to the Company, performing services agreed upon including those with respect to which he was involved prior to the Termination Date. During the Consulting Period, Mr. Brennan will receive compensation based on his annual salary rate at the Termination Date.

The Amendment also provides that if Mr. Brennan is terminated without cause by the Company prior to the Termination Date, the Consulting Period will begin immediately upon such termination. If Mr. Brennan is terminated for cause, resigns, dies or becomes disabled, he will only receive compensation through the date of such termination, resignation, death or disability and the Consulting Period will not commence.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

March 14, 2008	By:	/s/ George W. Dunbar, Jr.

Name: George W. Dunbar, Jr.
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated March 10, 2008, between Aastrom Biosciences, Inc. and Gerald D. Brennan, Jr.